Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

To the Board of Directors
TableMAX Corporation

We consent to the use of our Independent Registered Public Accounting Firm’s Report dated June 26, 2008, covering the financial statements of CJPG, Inc. for the years ended September 30, 2007 and 2006, to be included in this Registration Statement on Form S-1 under the Securities Act of 1933 to be filed with the Securities and Exchange Commission on or about October 7, 2008.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

CERTIFIED PUBLIC ACCOUNTANTS

Los Angeles, California
October 7, 2008